EXHIBIT 99.1

Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102 817-390-8200 May 6, 2008

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2008 SECOND QUARTER RESULTS AND DECLARES QUARTERLY DIVIDEND

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported a net loss for its second fiscal quarter ended March 31, 2008 of $1.3 billion or $4.14 per diluted share. The quarterly results included $834.1 million in pre-tax charges to cost of sales for inventory impairments and write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. Net income for the same quarter of fiscal 2007 was $51.7 million or $0.16 per diluted share. Homebuilding revenue for the second quarter of fiscal 2008 totaled $1.6 billion, compared to $2.6 billion in the same quarter of fiscal 2007. Homes closed in the current quarter totaled 6,719, compared to 9,792 homes closed in the year ago quarter.

For the six months ended March 31, 2008, the Company reported a net loss totaling $1.4 billion, or $4.55 per diluted share. The six-month results included pre-tax charges to cost of sales of $1.1 billion of inventory impairments and write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. Net income for the six months ended March 31, 2007 totaled $161.4 million or $0.51 per diluted share. Homebuilding revenue for the six months ended March 31, 2008 totaled $3.3 billion, compared to $5.4 billion for the same period of fiscal 2007. Homes closed in the six-month period totaled 13,268, compared to 19,994 homes closed in the same period of fiscal 2007.

During the three months ended March 31, 2008, the Company recorded a valuation allowance of $714.3 million against its deferred tax assets, of which $385.0 million relates to the deferred tax assets existing as of the beginning of the fiscal year, and the remainder represents a valuation allowance for deferred tax assets created during the six months ended March 31, 2008. The deferred tax asset valuation allowance is included in income tax expense for the three and six-month periods ended March 31, 2008.

The Company’s sales backlog of homes under contract at March 31, 2008 was 8,947 homes ($2.1 billion), compared to 16,885 homes ($4.8 billion) at March 31, 2007. Net sales orders for the second quarter ended March 31, 2008 totaled 7,528 homes ($1.7 billion), compared to 9,983 homes ($2.6 billion) for the same quarter of fiscal 2007. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2008 was 33%. Net sales orders for the first six months of fiscal 2008 were 11,773 homes ($2.6 billion), compared to 18,754 homes ($4.9 billion) for the same period of fiscal 2007.

Donald R. Horton, Chairman of the Board, said, “Although market conditions in the homebuilding industry remain challenging, we continue to focus on reducing inventory and generating cash flow from operations. We reduced our homes in residential inventory to approximately 15,100 homes at the end of March, down approximately 13% from the end of December. We generated approximately $450 million of cash flow from operations this quarter and exceeded our fiscal year goal of at least $1 billion in only six months. We ended the quarter with a homebuilding cash balance of $519 million. We also maintained our focus on controlling our costs, reducing our homebuilding SG&A expenses by approximately $88 million in our quarter ended March 31, 2008, compared to the year ago quarter.”

The Company will host a conference call today (Tuesday, May 6th) at 10:00 a.m. Eastern time. The dial-in number is 800-374-9096, and the call will also be webcast from www.drhorton.com on the “Investor Relations” page.

The Company has declared a quarterly cash dividend of seven and one-half cents ($0.075) per share. The dividend is payable on May 29, 2008 to stockholders of record on May 19, 2008.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 41,000 homes in its fiscal year ended September 30, 2007. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 82 markets in 27 states in the Northeast, Midwest, Southeast, South Central, Southwest, California and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include our continued focus on reducing inventory, generating cash flow from operations and maintaining our focus on controlling costs. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: further deterioration in industry conditions; the reduction of liquidity in the financial markets; limitations on our strategies in responding to adverse conditions in the industry; changes in general economic, real estate, construction and other business conditions; changes in interest rates, the availability of mortgage financing or other costs of owning a home; the effects of governmental regulations and environmental matters; our substantial debt; competitive conditions within our industry; the availability of capital; our ability to effect any future growth strategies successfully; and the uncertainties inherent in home warranty and construction defect claims matters. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2008	2007	2008	2007
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$1,597.8	$2,521.5	$3,204.8	$5,282.6
Land/lot sales	26.2	94.7	126.8	135.1

	1,624.0	2,616.2	3,331.6	5,417.7

Cost of sales:
Home sales	1,447.5	2,074.4	2,825.4	4,321.3
Land/lot sales	21.2	89.1	103.9	122.1
Inventory impairments and land option cost write-offs	834.1	81.2	1,079.5	158.8

	2,302.8	2,244.7	4,008.8	4,602.2

Gross profit (loss):
Home sales	150.3	447.1	379.4	961.3
Land/lot sales	5.0	5.6	22.9	13.0
Inventory impairments and land option cost write-offs	(834.1)	(81.2)	(1,079.5)	(158.8)

	(678.8)	371.5	(677.2)	815.5

Selling, general and administrative expense	208.3	296.0	421.4	591.3
Interest expense	11.2	—	11.2	—
Other (income)	(1.8)	(0.6)	(3.5)	(1.7)

Operating income (loss) from Homebuilding	(896.5)	76.1	(1,106.3)	225.9

Financial Services:
Revenues	32.9	41.9	67.9	108.4
General and administrative expense	22.8	38.4	53.3	83.4
Interest expense	0.8	6.8	2.1	16.4
Interest and other (income)	(2.6)	(10.6)	(6.3)	(25.9)

Operating income from Financial Services	11.9	7.3	18.8	34.5

Income (loss) before income taxes	(884.6)	83.4	(1,087.5)	260.4
Provision for income taxes	421.0	31.7	347.0	99.0

Net income (loss)	$(1,305.6)	$51.7	$(1,434.5)	$161.4

Basic:
Net income (loss) per share	$(4.14)	$0.16	$(4.55)	$0.51

Weighted average number of common shares	315.4	313.9	315.2	313.7

Diluted:
Net income (loss) per share	$(4.14)	$0.16	$(4.55)	$0.51

Weighted average number of common shares	315.4	316.1	315.2	315.8

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$75.2	$54.4	$133.2	$107.5

Depreciation and amortization	$14.2	$16.3	$29.1	$32.0

Interest incurred	$58.7	$85.2	$121.6	$172.9

D.R. HORTON, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2008	September 30, 2007
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$518.9	$228.3
Inventories:
Construction in progress and finished homes	2,200.1	3,346.8
Residential land and lots - developed and under development	4,049.8	5,334.7
Land held for development	721.5	540.1
Land inventory not owned	94.0	121.9

	7,065.4	9,343.5
Property and equipment, net	88.9	110.2
Deferred income taxes, net	545.5	863.8
Earnest money deposits and other assets	238.9	291.2
Goodwill	95.3	95.3

	8,552.9	10,932.3

Financial Services:
Cash and cash equivalents	42.0	41.3
Mortgage loans held for sale	307.1	523.5
Other assets	53.2	59.2

	402.3	624.0

	$8,955.2	$11,556.3

LIABILITIES
Homebuilding:
Accounts payable	$290.4	$566.2
Accrued expenses and other liabilities	793.7	933.3
Notes payable	3,580.8	3,989.0

	4,664.9	5,488.5

Financial Services:
Accounts payable and other liabilities	19.2	24.7
Notes payable	164.0	387.8

	183.2	412.5

	4,848.1	5,901.0

Minority interests	34.3	68.4

STOCKHOLDERS’ EQUITY
Common stock	3.2	3.2
Additional capital	1,708.2	1,693.3
Retained earnings	2,457.1	3,986.1
Treasury stock, at cost	(95.7)	(95.7)

	4,072.8	5,586.9

	$8,955.2	$11,556.3

D.R. HORTON, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

Six Months Ended March 31, 2008
(In millions)
Operating Activities
Net loss	$(1,434.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29.1
Amortization of debt discounts and fees	3.5
Stock option compensation expense	5.7
Income tax benefit from stock option exercises	(2.0)
Deferred income taxes	318.3
Inventory impairments and land option cost write-offs	1,079.5
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	923.9
Decrease in residential land and lots — developed, under development, and held for development	253.8
Decrease in earnest money deposits and other assets	44.1
Decrease in mortgage loans held for sale	216.4
Decrease in accounts payable, accrued expenses and other liabilities	(427.8)

Net cash provided by operating activities	1,010.0

Investing Activities
Purchases of property and equipment	(6.8)

Net cash used in investing activities	(6.8)

Financing Activities
Proceeds from notes payable	282.0
Repayment of notes payable	(907.8)
Proceeds from stock associated with certain employee benefit plans	6.4
Income tax benefit from stock option exercises	2.0
Cash dividends paid	(94.5)

Net cash used in financing activities	(711.9)

Increase in Cash and Cash Equivalents	291.3
Cash and cash equivalents at beginning of period	269.6

Cash and cash equivalents at end of period	$560.9

D.R. HORTON, INC.

($’s in millions)

NET SALES ORDERS

	Three Months Ended March 31,
	2008		2007
	Homes	Value	Homes	Value

Northeast	509	$131.5	1,021	$265.1

Midwest	442	129.8	1,033	296.2

Southeast	1,164	228.3	1,429	315.7

South Central	2,407	426.3	2,734	490.2

Southwest	1,346	249.7	1,681	347.7

California	1,120	335.1	1,107	533.5

West	540	161.3	978	350.9

	7,528	$1,662.0	9,983	$2,599.3

	Six Months Ended March 31,
	2008		2007
	Homes	Value	Homes	Value

Northeast	853	$220.3	1,810	$477.4

Midwest	739	210.5	1,873	532.0

Southeast	1,745	336.1	2,801	637.3

South Central	3,992	703.7	4,657	838.7

Southwest	2,098	392.8	3,506	698.7

California	1,491	461.0	2,443	1,106.2

West	855	263.7	1,664	601.9

	11,773	$2,588.1	18,754	$4,892.2

HOMES CLOSED

	Three Months Ended March 31,
	2008		2007
	Homes	Value	Homes	Value

Northeast	597	$153.1	1,029	$264.4

Midwest	422	127.5	797	227.9

Southeast	955	202.4	1,433	343.3

South Central	2,059	362.8	2,668	477.4

Southwest	1,315	269.8	2,092	472.7

California	829	311.0	1,038	476.7

West	542	171.2	735	259.1

	6,719	$1,597.8	9,792	$2,521.5

	Six Months Ended March 31,
	2008		2007
	Homes	Value	Homes	Value

Northeast	1,197	$311.1	2,030	$524.1

Midwest	945	284.0	1,745	509.3

Southeast	1,885	414.3	2,922	708.7

South Central	3,963	707.4	5,190	927.9

Southwest	2,824	601.7	3,942	899.2

California	1,496	569.5	2,621	1,172.3

West	958	316.8	1,544	541.1

	13,268	$3,204.8	19,994	$5,282.6

SALES ORDER BACKLOG

	As of March 31,
	2008		2007
	Homes	Value	Homes	Value

Northeast	850	$215.9	2,008	$540.6

Midwest	394	118.6	1,165	364.8

Southeast	1,058	231.4	2,027	562.5

South Central	2,722	492.5	3,680	688.6

Southwest	2,472	497.6	4,955	1,217.2

California	936	322.3	1,910	975.5

West	515	199.5	1,140	445.5

	8,947	$2,077.8	16,885	$4,794.7